EXHIBIT 8.1

LIST OF SUBSIDIARIES OF YANZHOU COAL MINING COMPANY LIMITED

As of December 31, 2014, we owned the following major subsidiaries:

Name of Subsidiary	Country of incorporation/ registration and operation
Austar Coal Mine Pty, Limited	Australia
Yanmei Heze Company Limited	PRC
Yancoal Australia Limited	Australia
Shandong Yanmei Shipping Co., Ltd.	PRC
Yanzhou Coal Yulin Power Chemical Co., Ltd.	PRC
Zhongyan Trade Co., Ltd.	PRC
Yankuang Shanxi Neng Hua Company Limited	PRC
Shanxi Heshun Tianchi Energy Company Limited	PRC
Shanxi Tianhao Chemicals Company Limited	PRC
Hua Ju Energy Company Limited	PRC
Yanzhou Coal Ordos Neng Hua Company Limited	PRC
Yize Mining Investment Co., Ltd	PRC
Inner Mongolia Rongxin Chemicals Company Limited	PRC
Inner Mongolia Daxin Industrial Gas Company Limited	PRC
Inner Mongolia Xintai Coal Mining Company Limited	PRC
Inner Mongolia Haosheng Coal Mining Co., Ltd	PRC
Shandong Yanmei Rizhao Port Coal Storage and Blending Co., Ltd.	PRC
Yancoal International (Holding) Co., Limited	Hong Kong
Yancoal International Resources Development Co., Limited	Hong Kong
Yancoal International Technology Development Co., Limited	Hong Kong
Yancoal International Trading Co., Limited	Hong Kong
Yancoal Technology (Holdings) Co., Ltd.	Australia
Yancoal Resources Limited	Australia
Shandong Coal Trading Centre Co., Limited	PRC
Zoucheng Yankuang Beisheng Industry & Trading Co., Ltd	PRC
Ashton Coal Operations Pty Limited	Australia
Athena Coal Mine Pty Ltd	Australia
Felix NSW Pty Ltd	Australia
Moolarben Coal Mines Pty Limited	Australia
Moolarben Coal Operations Pty Ltd	Australia
Moolarben Coal Sales Pty Ltd	Australia
Proserpina Coal Pty Ltd	Australia
Syntech Holdings Pty Ltd	Australia
Duralie Coal Pty Ltd	Australia
Gloucester Coal Limited	Australia
Auriada Limited	Northern Ireland
Ballymoney Power Limited	Northern Ireland
Balhoil Nominees Pty Ltd	Australia
SASE Pty Limited	Australia
CIM Mining Pty Ltd	Australia
Donaldson Coal Holdings Ltd	Australia
Monash Coal Holdings Pty Ltd	Australia
CIM Stratford Pty Ltd	Australia
CIM Services Pty Ltd	Australia
Donaldson Coal Pty Ltd	Australia
Agrarian Finance Pty Ltd	Australia
Monash Coal Pty Ltd	Australia
Newcastle Coal Company Pty Ltd	Australia
Syntech Holdings II Pty Ltd	Australia
Tonford Pty Ltd	Australia
UCC Energy Pty Limited	Australia
Wesfarmers Char Pty Ltd	Australia

Wesfarmers Premier Coal Limited	Australia
White Mining (NSW) Pty Limited	Australia
White Mining Research Pty Ltd	Australia
White Mining Services Pty Limited	Australia
White Mining Limited	Australia
Yancoal Canada Resources Co., Ltd	Canada
Mountfield Properties Pty Ltd	Australia
AMH (Chinchilla Coal) Pty Ltd	Australia
Syntech Resources Pty Ltd	Australia
Yancoal Luxembourg Energy Holding Co., Limited	Luxembourg
Yarrabee Coal Company Pty Ltd	Australia
Westralian Prospectors NL	Australia
Eucla Mining NL	Australia
CIM Duralie Pty Ltd	Australia
Duralie Coal Marketing Pty Ltd	Australia
Gloucester (SPV) Pty Ltd	Australia
Gloucester (Sub Holdings 1) Pty Ltd	Australia
Gloucester (Sub Holdings 2) Pty Ltd	Australia
Donaldson Coal Finance Pty Ltd	Australia
Stradford Coal Pty Ltd	Australia
Stradford Coal Marketing Pty Ltd	Australia
Abakk Pty Ltd	Australia
Primecoal International Pty Ltd	Australia
Athena Holdings P/L	Australia
Premier Coal Holdings P/L	Australia
Tonford Holdings P/L	Australia
Wilpeena Holdings P/L	Australia
Yancoal Energy P/L	Australia
Yancoal Technology Development Pty Ltd	Australia
Qingdao Yanmei Dongqi Energy Co., Ltd	PRC
Shangdong Zhongyin Logistics & Trade Co., Ltd.	PRC
Zhongyin Financial Leasing Co., Ltd.	PRC
Duanxin Investment Holding (Beijing) Co., Ltd	PRC
Yancoal Australia Sales Pty Ltd	Australia
Yancoal SCN Ltd.	Australia
Ashton Coal mines Limited	Australia
Advanced Clean Coal Technology Pty Limited	Australia
Premier Char Pty Ltd	Australia